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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Computer Network Technology Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-6862, 33-28367, 33-42750, 33-41596, 33-48944, 33-48954, 33-68356, 33-68372,
33-83262, 333-80841, 333-88209, 333-86315, 333-80791, 333-80793, 33-83264,
333-59951, 333-31851, 333-31853, 333-59949, 333-59947 and 33-83266) of Computer
Network Technology Corporation on Form S-8 and Form S-3 of our reports dated January 21, 2000, except as to the effect of matters discussed in note 4, which is as of September 12, 2000, relating to the consolidated balance sheets of Computer Network Technology Corporation and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related financial statement schedule, which reports appear in the Form 8-K dated September 21, 2000 of Computer Network Technology Corporation.


                                           KPMG LLP


Minneapolis, Minnesota
September 21, 2000